EXHIBIT INDEX


 EXHIBIT NO.        TITLE OF DOCUMENT

      8.      1.    Opinion of Paul, Hastings, Janof-
                    sky & Walker, LLP

              2.    Opinion of Whiteford, Taylor &
                    Preston L.L.P.

      23.     1a.   Consents of Kenny S&P Evaluation
                    Services, a division of J.J. Kenny
                    Co., Inc.

              1b.   Consent of Deloitte & Touche LLP

              1d.   Consent of Standard & Poor's Rat-
                    ings Services, a division of The
                    McGraw-Hill Companies, Inc.

      27.     1.    Financial Data Schedule of Dean
                    Witter Select Municipal Trust, In-
                    sured California Intermediate Term
                    Portfolio Series 11

              2.    Financial Data Schedule of Dean
                    Witter Select Municipal Trust,
                    Delaware Portfolio Series 13

              3.    Financial Data Schedule of Dean
                    Witter Select Municipal Trust,
                    Maryland Portfolio Series 15